EX-23.2

The Board of Directors
First Federal Florida:

We consent to the use in this Registration Statement on Form S-1 Pre-Effective Amendment No. 2 and on Forms MHC-1 and MHC-2, as amended, of our report dated October 23, 1998, relating to the financial statements of First Federal Florida (formerly First Federal Savings and Loan Association of Florida), and to the references to our firm under the heading "Experts," and elsewhere in the Prospectus of FloridaFirst Bancorp.


/s/KPMG LLP


Tampa, Florida
February 12, 1999